Exhibit 10.85

Contract No. 840/08625142/25/158-15

Date of signature: 2015/12/07

THE SELLER

The Open Joint Stock Company «Isotope»

(JSC «Isotope»)

Pogodinskaya str., 22, Moscow, 119435, Russia.

Phone: +7(499) 245-01-18, 245-13-81.

THE BUYER

The Company IsoRay Medical Inc.

350 Hills Street, Suite 106

Richland, WA 99354-5411 USA

THE CONSIGNEE

The Company IsoRay Medical Inc.

350 Hills Street, Suite 106

Richland, WA 99354-5411 US

Airport of destination: Seattle or Portland, USA

NOTIFICATION

FedEX Trade Networks 16353 NE Cameron Blvd

Portland, Oregon 97230 USA

Phone: +1503-255 1391 ext. 14

THE END USER

The Company IsoRay Medical Inc.

350 Hills Street, Suite 106

Richland, WA 99354-5411 USA

The isotope will not be re-exported by the End User and

will be used in the USA for the production of medical sources

THE MANUFACTURER

Joint Stock Company "Institute of Nuclear Materials"

(JSC "INM")

624250, Russia, Sverdlovsk Region,

Zarechniy, PO Box 29

Tel.: 7 (34377) 362 64

Fax: 7 (34377) 333 96

E-mail: shinning@inm-rosatom.ru

THE SHIPPER

Joint Stock Company «Institute of Nuclear Materials»

(JSC «INM»)

624250, Russia, Sverdlovsk Region,

Zarechniy, PO Box 29

Phone.: 7 (34377) 362 64

FAX: 7 (34377) 733 46

E-mail: shipping@inm-rosatom.ru

or

The Open Joint Stock Company «Isotope»,

(JSC «Isotope»)

Pogodinskaya str., 22, Moscow, 119435, Russia.

Phone: +7(499) 245-01-18, 245-13-81.

TERMS OF DELIVERY

CPT airport Seattle or Portland, USA

(Incoterms 2010)

THE BUYERS and THE SELLERS have mutually agreed that under the present Contract during 2016 the Sellers will deliver to the Buyers the following Goods:

Denomination and Specifications of the Goods	Total activity of the lot on the calibration date, Ci	Quantity of lots, pcs	Price, USD per one lot	Amount, USD
Dehydrated water soluble cesium-131 salt The technical characteristic of the doods incated in appendix 3 to the present contrct	[**]	[**]	[**]	[**]

The Goods are to be shipped in non-returnable type A transport packing sets. The value of the packing sets is included into the Goods price.

Total activity of the lot is established in accordance with the calibration date provided in the Buyers written order set to 12:00 p.m. (noon) Pacific Standard Time.

The Amount of the Contract: [**].

Special conditions:

The Buyer warrant to the Seller that all data and records regarding the Buyer's entire ownership chain and leadership including beneficiaries including ultimate beneficiaries submitted electronically from the Buyer's e-mail address to the Seller's e-mail address isotop@isotop.ru, (further herein referred to as "Information") are full, accurate and true.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In the event of change in the Buyer's Information, the Buyer shall notify the Seller in writing within 5 (Five) days of such change which notice shall be supported by copies of relevant records, either notarized or undersigned by the duly authorized signatory.

In accordance with the applicable laws of the Russian Federation the Buyer hereby agrees and acknowledges consent of all concerned or affiliated persons to present the Information, for the disclosed Information to be processed by the Seller, and for further disclosure of the Information in whole or in part by the Seller to competent authorities including Federal Tax Service of Russia, Russian Ministry of Energy, Federal Service for Fiscal Monitoring, and Russian Government, and further processing of disclosed Information by such authorities (further herein referred to as Disclosure). The Buyer hereby discharges the Seller from all liability resulting from such Disclosure and is liable to reimburse to the seller any damages, losses and expenses incurred due to raising any claims by any third party, whose rights were or may be infringed by such Disclosure.

Rejection or failure to disclose Information, including notice of change of Information together with supporting documents, in a timely and accurate manner, in whole or in part, is considered a valid reason to terminate the Contract at the Seller's sole discretion and make claims against the Buyer to reimburse damages resulting from such termination. The Contract shall be deemed terminated as of date of receipt of written notice of the Seller by the Buyer unless a later date is specified in such notice.

While executing the present Contract, the Parties are complying and shall comply with all the applicable laws and regulations, including any anti-bribery and anti-corruption laws.

The Parties or any of their officials, employees, shareholders, representatives, agents, or any persons acting on behalf or by request of any Party under this Contract, shall not directly or indirectly, under commercial relationships with other businesses or public sector, offer, give, execute, or agree to offer, give, execute (independently or by agreement with other persons) any payment, gift, or other benefit with the purpose of executing any provisions of the present Contract, if such actions violate any anti-bribery or anti-corruption laws or regulations applicable to the Parties.

End purpose usage: for medical purpose.

The above number of the Goods and total amount of the contract are to be considered as framework value only, whereas the actual number of the Goods and total amount will be based on the Buyer’s written orders, confirmed by the Seller, by means of sending to the Buyer the acceptance of the Buyer’s order.

The present contract comes in force from the date of signing and will be valid till March 31, 2017.

All other terms and conditions of the Contract are nominated in Appendixes 1, 2 and 3 and are the integral parts thereof.

The Contract and any Appendixes and Addenda to it shall be considered legally binding if provided by facsimile transmission.

THE SELLERS:	THE BUYERS:
/s/ Mr. Alexey Vakulenko	/s/ Dwight Babcock
Deputy Director for Commerce	Dwight Babcock
CEO IsoRay Medical

December 15, 2015

APPENDIX 1

to Contract No. 840/08625142/25/158-15

Date of signing: December 7, 2015.

TERMS OF PAYMENT

Payment is to be sent by the Buyers in US dollars within 30 (thirty) calendar days from the date of delivery of the goods.

After the delivery the Seller sends to the Buyer the following documents by Express mail:

1.	Invoices (3 copies),
2.	Transport Waybill (1 copy),
3.	Quality Certificate (2 copies),
4.	Shipping Specification (2 copies).

The payment is to be made by the Buyers by bank wire transfer to the following Sellers’ account:

The Open Joint Stock Company «Isotope»

(JSC «Isotope»)

Acc. No. [**] in Gazprombank

(Open Joint-stock Company)

SWIFT: GAZPRUMM

The payment is to be received on the abovementioned account of the Seller not later than in 50 (fifty) calendar days from the date of the delivery of the goods. All expenses and commission fees of the Buyers Bank are to be paid by the Buyers, all expenses and commission fees of other Banks, including correspondent Banks, are to be paid by the Sellers. The funds due to the Seller from amount of payment are les fees and commissions of the corresponding Banks and all other banks except for the Buyer’s Bank commissions. The Buyers’ payment obligation is considered fulfilled since the moment when the payment has entered the above-mentioned Seller’s account.

THE SELLERS:	THE BUYERS:
/s/ Mr. Alexey Vakulenko	/s/ Dwight Babcock
Deputy Director for Commerce	Dwight Babcock
CEO IsoRay Medical

December 15, 2015

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX 2

to Contract No. 840/018625142/25/158-15

Date of signing: December 07, 2015

GENERAL CONDITIONS OF DELIVERY

1. Terms of delivery.

1.1. When delivering the goods on terms under CPT (INCOTERMS 2010) the SELLER shall hand over the goods to the selected carrier, bears the transportation expense (air freight) to the agreed destination place.

1.1.2. The title as well as all the risks which the goods may be subject to, shall be transferred from the Sellers to the Buyers from the [**].

1.1.3. The [**].

2. Quality of the Goods.

2.1. The quality of the goods should meet the contractual technical requirements and should be confirmed by the Quality Certificate issued by the producer of goods.

3. Quantity of Goods.

3.1. The quantity of sent goods and commodities in specified units should be attested by the Shipping Specification drawn up by the producer of goods and commodities or by the Seller, or by the Certificate of Weight, or by the Packing List depending on the character of goods.

4. Terms of Transportation.

4.1. Not later than [**] prior to the date of delivery the Buyers are obliged to provide shipping instructions to the Sellers, advising them on all necessary shipping requisites. In case the Buyers fail to send any information in due time without which the shipment of goods is impossible, they bear all additional expenses arising out of this and all the risks which the goods may be exposed to, starting from the agreed date of delivery or after the expiry of the agreed time of delivery.

5. Notice of Shipment.

5.1. During [**] after the shipment the Sellers are to notify the Buyers by fax of the following data:

- data of shipment;

- denomination of goods;

- quantity of goods;

- Contract number;

- quality characteristics (Quality Certificate);

- flight and Waybill numbers.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6. Delivery and Acceptance of Goods.

6.1. The Goods are considered delivered by the Sellers and accepted by the Buyers:

- in respect of gross weight and number place - according to the waybill;

- in respect of net weight and other specified units - according to the Shipping Specifications or Packing List respectively;

- in respect of quality and quantity - according to Quality Certificate.

7. Claims.

7.1 If on the arrival of goods to the place of destination there is any lack of conformity of their quality to the provisions of the Contract due to circumstances excluding the responsibility of the Shipper or in case of ascertainment of shortage of goods inside the intact original packing of the producer of goods, i.e. when there are no traces of penetration to the cargo during transportation, the Buyers have the right to claim on the Seller.

7.2 Claims may be made not later than [**] from the delivery date. Exception: claims for isotope products which are possessing half-lives less than 90, must be made not later than [**] from the delivery date.

7.3 Claims in respect of quality and quantity should be accompanied by the Statement drawn up at the place of destination with participation of the Sellers’ representative or by the Statement of an official control organization of the Buyers’ country.

7.4 The Sellers liable for alteration in quality of the goods or for shortage of them after risks have passed to the Buyers only in case if they occurred through the fault of the Sellers. The liability of the Sellers is restricted by the cost of the claimed lot of goods.

7.5 In case of delay in delivery of goods through the Buyers fault the Sellers not bear responsibility for change in quality of goods which occurred because of the radioactive decay of isotopes.

7.6 No claims made for any lot of the goods may be a reason for the Buyers not to accept the goods, or not to pay for them as far as other deliveries under the present Contract.

7.7 Any case of return shipments effected by the Buyers must be preliminary agreed upon with the Sellers. If the prior agreement has not been obtained the Seller is not liable for compensation for the losses suffered by the Buyers.

7.8 In case of return of the claimed goods the Buyers are to deliver the goods in packing which secure safety of goods during transportation.

8. Penalties

8.1. In case the Buyer does not send the payment in the terms stipulated in the Contract the Buyers is to pay the penalty amounted to [**] for each day of delay but no more than [**] of delivered value.

8.2 In case the payment of the Buyer is not received on the account of the Seller in the terms stipulated in the contract the Seller has the right to demand reimburse the expenses related to the payment of the penalties imposed on the Seller under the Russian legislation.

8.3 The obligation of the defaulting party to pay the penalty arises upon written demand submitted by the other party. In case of delay in performance the penalty shall accrue form the due date of due performance the party of its obligation hereunder.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9. Licenses.

9.1. The Sellers are obliged at their risk and expenses to receive the Export License, and the Buyers - the Import License.

9.2. The Buyers are obliged to inform the Sellers on the obtaining the License for importation of goods under the present Contract, in case of necessity of such License, not later than 30 days prior the month of delivery.

10. Force-majeure.

9.1. Neither Party shall bear responsibility for the complete or partial non-performance of any of its obligations (except for failure to pay any sum which has become due under the provisions hereof), if the non-performance results from such circumstances as flood, fire, earthquake and other acts of God as well as war, military operations, blockade, acts or actions of state authorities or any other circumstances beyond the Parties control that have arisen after the conclusion of the contract. In this case the time stipulated for the performance of an obligation under the contract is extended correspondingly for the period of time of action of these circumstances and their consequences.

10.2. The Party for which the performance of obligation became impossible shall immediately notify in written form the other Party of the beginning, expected time of duration and cessation of above circumstances. Certificate of a Chamber of Commerce (Commerce and Industry) or other competent authority or organization of the respective country shall be a sufficient proof of commencement and cessation of the above circumstances.

11. Arbitration.

11.1. All disputes or differences which may arise out of or in connection with the present Contract (including disputes or differences connected with the non-validity and the conclusion of the Contract) are to be settled by Arbitration in accordance with the Rules of the Arbitration Institute of the Chamber of Commerce of Stockholm as are at present in force. The place of Arbitration shall be Stockholm, Sweden. The appointing authority shall be the Arbitration Institute of the Stockholm Chamber of Commerce.

11.2. The arbitral tribunal shall be composed of a sole arbitrator, appointed by the Arbitration Institute of the Stockholm Chamber of Commerce.

11.3. The present Contract is governed by the substantive law of Sweden with the exclusion of the provisions of conflict of laws. The language to be used in the arbitration proceeding shall be English. The award of the Arbitration is final and binding upon both parties. All expenses with respect to the Arbitration shall be born by the losing Party except as otherwise set forth by the Arbitration award.

12. Other conditions.

12.1. All taxes, duties, fees and other expenses whatsoever connected with the fulfillment of the Contract in the territory of the Sellers’ country are to be paid by the Seller and beyond it — at the expenses of the Buyers.

12.2. Neither of the parties is entitled to transfer its rights and obligations under the Contract to any third party without the written consent of the other Party.

12.3. Any alternations and/or appendices to the Contract are valid only if they are made out in the written form and signed by the duly authorized representatives of the Parties.

12.4. Terms and conditions of the Contract, all appendices and agreements to it shall not be disclosed. The Parties are obliged not to transfer any information on the terms and conditions of the present Agreement (appendices, addendums) to the third party without the written consent of the other Party except for the cases stipulated by the legislation of the Sellers’ or Buyers’ country.

12.5. All Appendixes mentioned in the Contract are its integral parts.

12.6. After the signing of the Contract all preceding negotiations and correspondence connected with it are out of force.

12.7. Moscow is considered to be the place of the Contract signing.

12.8. Facsimile signature of the Contract and all Appendixes and Addendums is permissible.

12.9. The present Contract is signed in Russian and English, both texts being authentic in duplicate, one original for each party concerned.

THE SELLERS:	THE BUYERS:
/s/ Mr. Alexey Vakulenko	/s/ Dwight Babcock
Deputy Director for Commerce	Dwight Babcock
CEO IsoRay Medical

December 15, 2015

APPENDIX 3

to Contract No. 840/08625142/25/158-15

Date of signing: December 07, 2015.

PRODUCT QUALITY REQUEREMENTS

1. Physical form.

1.1. Dried product with solids content of approximately [**] per shipment.

2. Chemical form.

2.1. Any soluble salt of Cesium. There are no requirements for the determination of the specific chemical composition of the Cesium salt.

3. Radiochemical purity.

3.1. Cs isotopes activity ratios per calibration (alert levels):

Cs-132/Cs-131: < [**];

Cs-134/Cs-131: < [**];

Cs-136/Cs-131: < [**];

Cs-137/Cs-131: < [**];

3.2. Impurities activity ratios per calibration (alert levels):

Ba-131/Cs-131: < [**];

Ba-133/Cs-131: < [**];

La-140/Cs-131: < [**];

Co-60/Cs-131: < [**];

Sb-122/Cs-131: < [**];

Sb-124/Cs-131: < [**];

Au-198/Cs-131: < [**];

Zn-65/Cs-131: < [**];

Ir-192/Cs-131: < [**];

Sum of all other gamma emitters: <[**].

THE SELLERS:	THE BUYERS:
/s/ Mr. Alexey Vakulenko	/s/ Dwight Babcock
Deputy Director for Commerce	Dwight Babcock
CEO IsoRay Medical

December 15, 2015

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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